Execution Version

TWELFTH AMENDMENT TO
CREDIT AGREEMENT
dated as of
September 8, 2015
among
PETROQUEST ENERGY, INC.,
as Parent,
PETROQUEST ENERGY, L.L.C.,
as Borrower,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
and
The Lenders Party Hereto
____________________________
J.P. MORGAN SECURITIES LLC,
as Lead Arranger

US 3703411v.14

TWELFTH AMENDMENT TO CREDIT AGREEMENT

THIS TWELFTH AMENDMENT TO CREDIT AGREEMENT (this “Twelfth Amendment”) dated as of September 8, 2015, is among PETROQUEST ENERGY, INC., a Delaware corporation, as the Parent, PETROQUEST ENERGY, L.L.C., a Louisiana limited liability company, as the Borrower, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and the Lenders party hereto.
R E C I T A L S
WHEREAS, the Parent, the Borrower, Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of October 2, 2008, as amended by that certain First Amendment to Credit Agreement dated as of March 24, 2009, that certain Second Amendment to Credit Agreement dated as of September 30, 2009, that certain Third Amendment to Credit Agreement dated as of August 5, 2010, that certain Fourth Amendment to Credit Agreement dated as of October 3, 2011, that certain Fifth Amendment to Credit Agreement dated as of March 29, 2013, that certain Sixth Amendment to Credit Agreement dated as of June 19, 2013, that certain Seventh Amendment to Credit Agreement dated as of March 31, 2014, that certain Eighth Amendment to Credit Agreement dated as of September 29, 2014, that certain Ninth Amendment to Credit Agreement dated as of February 26, 2015, that certain Tenth Amendment to Credit Agreement dated as of March 27, 2015 and that certain Eleventh Amendment, Limited Consent and Waiver to Credit Agreement dated as of June 4, 2015 (as otherwise amended, restated, supplemented or modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans to and extensions of credit for the account of the Borrower;
WHEREAS, the Administrative Agent and the Lenders acknowledge and agree that in connection with the closing of the Eleventh Amendment (a) the Borrower represented to the Administrative Agent and the Lenders that, upon consummation of the Woodford Asset Sale, the Borrower would repay the outstanding Loans under the Credit Agreement in the aggregate principal amount of $130,000,000, which repayment was made contemporaneously with the closing of the Woodford Asset Sale and (b) the Administrative Agent and the Lenders relied on such representation by the Borrower with regards to the repayment of the Loans upon consummation of the Woodford Asset Sale when consenting to (i) the Woodford Asset Sale and (ii) the other amendments, consents and releases set forth in the Eleventh Amendment.
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement as more particularly set forth herein, including, without limitation, to (a) permit a partial Redemption of the Senior Notes due 2017, (b) exclude the Senior Notes due 2017 from current liabilities in the calculation of the Current Ratio for the fiscal quarters ending September 30, 2016 and December 31, 2016, (c) amend the ratio of Total Debt to EBITDAX and (d) increase the minimum mortgage and title requirements.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Defined Terms. Each capitalized term used herein (including, without limitation, in the preamble and recitals) but not otherwise defined herein has the meaning given such term in the Credit Agreement, including, to the extent the context so requires, after giving effect to the amendments to the Credit Agreement contained in this Twelfth Amendment. Unless otherwise indicated, all article and section references in this Twelfth Amendment refer to articles and sections of the Credit Agreement.
Section 2.    Amendments to Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Twelfth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended effective as of the Twelfth Amendment Effective Date (as defined below) in the manner provided in this Section 2.
2.1    Amendments to Section 1.02.
(a)    The following definition is hereby amended and restated in its entirety to read in full as follows:
“Agreement” means this Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Tenth Amendment, the Eleventh Amendment and the Twelfth Amendment as the same may from time to time be further amended, modified, supplemented or restated.
(b)    The following definitions are added where alphabetically appropriate:
“Twelfth Amendment” means the Twelfth Amendment to Credit Agreement dated as of September 8, 2015 among the Parent, the Borrower, the Guarantor, the Administrative Agent, and the Lenders party thereto.
“Unused Availability” means (to the extent that the Borrower is permitted to borrow such amounts under the terms of this Agreement including, without limitation, Section 6.02 hereof) at any time, an amount equal to (a) the lesser of (i) the aggregate Commitments and (ii) the Borrowing Base minus (b) the aggregate Revolving Credit Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).

2.2    Amendment to Section 7.05 of the Credit Agreement. Section 7.05 of the Credit Agreement is hereby amended to restate clause (ii) of subsection (a) in its entirety to read in full as follows:
(ii)    that involve any Loan Document or the Transactions (other than those solely involving a mortgage or deed of trust (and no other Loan Documents) and which relate to a claim regarding the title of the Borrower or any Subsidiary to any Oil and Gas Property, provided that (x) the mortgage and title requirements under Section 8.13, Section 8.14 and Section 8.19 would remain satisfied if such Oil and Gas Property was deemed to be not mortgaged or deemed to be a property for which satisfactory evidence of title was not delivered for purposes of such calculations and (y) the aggregate value attributed to such Oil and Gas Properties in the most recently determined Borrowing Base (as determined by the Administrative Agent) which are subject to such actions, suits, investigations, proceedings or arbitrations does not exceed $2,500,000 at the time).
2.3    Amendment to Section 8.13 of the Credit Agreement. Section 8.13 of the Credit Agreement is hereby amended to restate each reference to “80%” therein with “90%”.
2.4    Amendment to Section 8.16 of the Credit Agreement. Section 8.16 of the Credit Agreement is hereby amended to restate subsection (c) in its entirety to read in full as follows:
(c)    the Borrower shall have (after giving effect to any termination payments associated with termination) Unused Availability under this Agreement of not less than 15% of the aggregate Commitments.
2.5    Amendment to Article VIII of the Credit Agreement. Article VIII of the Credit Agreement shall be amended by inserting a new Section 8.19, which shall read in full as follows:
Section 8.19 Supplemental Mortgaged Properties. In addition to the requirements of Section 8.14(a), Borrower shall, in connection with each redetermination of the Borrowing Base, review the Reserve Report and the list of Mortgaged Properties (as described in Section 8.12(c)(vi)) to ascertain whether the Mortgaged Properties represent at least 90% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 90% of such total value, then the Borrower shall, and shall cause the Borrower’s Subsidiaries to, grant, within thirty (30) days of delivery of the certificate required under Section 8.12(c) or on the date of the delivery of the additional Engineering Reports under Section 3.04(c)(ii)(B), to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments that represent at least 10% of such total value, such that after giving effect thereto, together with the Oil and Gas Properties that are required to be Mortgaged Properties under Section 8.14(a), the Mortgaged Properties, in aggregate, represent at least 90% of such total value. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

2.6    Amendment to Article IX of the Credit Agreement.

(a)    Amendment to Section 9.01.    Section 9.01 of the Credit Agreement is hereby amended to restate subsections (a) and (b) in their entirety to read in full as follows:
(a)    Leverage Ratio. The Parent will not, at any time, permit its ratio of Total Debt as of such time to EBITDAX for any period of four consecutive fiscal quarters to be greater than:
(i) 4.00 to 1.0 as of the last day of the fiscal quarter ending September 30, 2015; provided that, for purposes of determining compliance with this Section 9.01(a)(i) for each of the four consecutive fiscal quarter periods ending September 30, 2015, “Total Debt” shall be reduced by the amount of unencumbered and unrestricted net cash proceeds actually received by the Borrower from the Woodford Asset Sale, such reduction not to exceed an aggregate amount of $130,000,000;
(ii) so long as the Borrower has Unused Availability under this Agreement greater than or equal to 75% of the aggregate Commitments at all times during the consecutive three (3) month period prior to and including the date of such calculation, (A) 4.50 to 1.0 as of the last day of the fiscal quarters ending December 31, 2015, March 31, 2016, June 30, 2016 and September 30, 2016 and (B) 4.25 to 1.0 as of the last day of the fiscal quarter ending December 31, 2016; provided that, for purposes of determining compliance with this Section 9.01(a)(ii) for each of the four consecutive fiscal quarter periods ending December 31, 2015, March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016, “Total Debt” shall be reduced by the amount of unencumbered and unrestricted cash of the Parent and its Subsidiaries;
(iii) if the Borrower has Unused Availability under this Agreement of less than 75% of the aggregate Commitments at any time during the consecutive three (3) month period prior to and including the date of such calculation, (A) 5.75 to 1.0 as of the last day of the fiscal quarters ending December 31, 2015, March 31, 2016, June 30, 2016 and September 30, 2016 and (B) 5.25 to 1.0 as of the last day of the fiscal quarter ending December 31, 2016; or
(iv) 5.00 to 1.0 as of the last day of any fiscal quarter ending on or after March 31, 2017.
(b)    Current Ratio. The Parent will not permit its ratio of (i) consolidated current assets (including the Unused Availability, but excluding non-cash assets under ASC 815) to (ii) consolidated current liabilities (excluding (A) non-cash obligations under ASC 815 and ASC 410 and (B) for the fiscal quarters ending September 30, 2016 and December 31, 2016, liabilities in respect of the Senior Notes due 2017), as of the last day of any fiscal quarter, to be less than 1.0 to 1.0.
(b)    Amendment to Section 9.04(b). Section 9.04(b) of the Credit Agreement shall be amended to restate subsection (b) in its entirety to read in full as follows:

(b)    Redemption of Senior Notes and Bridge Loans; Amendment of Senior Indenture and Bridge Loan Facility. It will not, and will not permit any of its Subsidiaries to, prior to the date that is ninety-one (91) days after the Maturity Date: (i) call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the Senior Notes, the Bridge Loans, the Converted Term Loan, Senior Exchange Notes or any Permitted Refinancing Debt in respect thereof; provided that the Borrower and/or the Parent may (x) prepay the Senior Notes and/or the Bridge Loans, the Converted Term Loan and the Senior Exchange Notes with (A) the proceeds of any Permitted Refinancing Debt (or with the proceeds of Second Lien Permitted Debt) or (B) the net cash proceeds of any sale of Equity Interests (other than Disqualified Capital Stock) of the Parent and, in the case of Senior Notes, following the completion of a tender offer which is substantially concurrent with the incurrence of such Permitted Refinancing Debt, (y) issue additional Equity Interests (other than Disqualified Capital Stock) of the Parent in exchange for all or a portion of the Senior Notes or (z) on or before June 30, 2016, Redeem (in part) the Senior Notes due 2017 with cash (other than cash constituting proceeds of any Loan); provided that (A) the Borrower shall have, on a pro-forma basis after giving effect to such Redemption, Unused Availability under this Agreement of not less than 25% of the aggregate Commitments and (B) no Default or Event of Default shall have occurred and be continuing; or (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes, the Bridge Loan Facility, the Converted Term Loan, the Senior Exchange Notes or any Permitted Refinancing Debt or the Senior Indenture if the effect thereof would be to shorten its maturity or average life or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon.
Section 3.    Redetermination of Borrowing Base. The Lenders party hereto hereby agree that for the period from and including the Twelfth Amendment Effective Date, but until the next Redetermination Date, the amount of the Borrowing Base shall be decreased to $55,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 8.13(c), Section 8.16 and Section 9.12(d) of the Credit Agreement. The Lenders party hereto, the Borrower and the Parent agree that (a) the redetermination provided for in this Section 3 shall constitute the Interim Redetermination of the Borrowing Base for September 1, 2015 pursuant to Section 3.2 of the Eleventh Amendment and (b) the next redetermination of the Borrowing Base is scheduled for December 1, 2015 pursuant to Section 3.2 of the Eleventh Amendment.
Section 4.    Conditions Precedent. The amendments to the Credit Agreement contained in Section 2 hereof and the provisions of Section 3 hereof shall each be effective on the date (the “Twelfth Amendment Effective Date”) that each of the following conditions precedent is satisfied or waived in accordance with Section 12.02 of the Credit Agreement:

4.1    Counterparts. Administrative Agent shall have received from the Required Lenders, the Parent, the Borrower and each Guarantor, counterparts (in such number as may be requested by the Administrative Agent) of this Twelfth Amendment signed on behalf of such Persons.
4.2    Fees and Expenses. The Borrower shall have paid to Administrative Agent any and all fees and expenses payable to Administrative Agent or the Lenders pursuant to or in connection with this Twelfth Amendment.
4.3    Title and Mortgage. The Administrative Agent shall:
(a)    be reasonably satisfied that the Security Instruments create first priority,     perfected Liens (subject only to Excepted Liens identified in clauses (a) to     (d) and (f) of the definition thereof, but subject to the provisos at the end     of such definition) on at least 90% of the total value of the Oil and Gas     Properties evaluated in the most recently delivered Reserve Report; and
(b)    have received title information as the Administrative Agent may     reasonably require satisfactory to the Administrative Agent setting forth     the status of title to at least 90% of the total value of the Oil and Gas     Properties evaluated in the most recently delivered Reserve Report.
4.4    No Default/No Event of Default/No Borrowing Base Deficiency. No Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing.
4.5    Other Documents. Administrative Agent shall have received such other documents as Administrative Agent or counsel to Administrative Agent may reasonably request.
Administrative Agent is hereby authorized and directed to declare this Twelfth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of Administrative Agent, compliance with the conditions set forth in this Section 4. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 5.    Miscellaneous.
5.1    Confirmation. Any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall, except as modified hereby, remain in full force and effect following the effectiveness of this Twelfth Amendment.
5.2    Ratification and Affirmation; Representations and Warranties. Each of the Borrower and each Guarantor hereby (a) ratifies and affirms its respective obligations under, and acknowledges, renews and extends its respective continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (b) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this Twelfth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default has occurred and is continuing and (iii) no Material Adverse Effect has occurred.
5.3    Loan Document. This Twelfth Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.
5.4    Counterparts. This Twelfth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Twelfth Amendment by facsimile transmission or via .pdf shall be effective as delivery of a manually executed counterpart hereof.
5.5    NO ORAL AGREEMENT. THIS TWELFTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY SEPARATE LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO ADMINISTRATIVE AGENT CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS TWELFTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
5.6    GOVERNING LAW. THIS TWELFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
5.7    FATCA. From and after the Twelfth Amendment Effective Date, the Borrower shall indemnify the Administrative Agent, and hold it harmless from, any and all losses, claims, damages, liabilities and related expenses, including Taxes and the fees, charges and disbursements of any counsel for any of the foregoing, arising in connection with the Administrative Agent’s treating, for purposes of determining withholding Taxes imposed under FATCA, the Twelfth Amendment as qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
5.8    Payment of Expenses. The Borrower agrees to pay or reimburse Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Twelfth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to Administrative Agent.

5.9    Severability. Any provision of this Twelfth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
5.10    Successors and Assigns. This Twelfth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Amendment to be duly executed as of the date first written above.

BORROWER:    PETROQUEST ENERGY, L.L.C.
/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer
and Treasurer

PARENT:    PETROQUEST ENERGY, INC.
/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer
and Treasurer

GUARANTOR:    TDC ENERGY LLC
/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer
and Treasurer

[SIGNATURE PAGE TO PETROQUEST TWELFTH AMENDMENT]

ADMINISTRATIVE AGENT:    JPMORGAN CHASE BANK, N.A.

AND LENDER	individually, as a Lender, as Administrative Agent and as Issuing Bank

By:     /s/ Darren Vanek
Name: Darren Vanek
Title: Executive Director

[SIGNATURE PAGE TO PETROQUEST TWELFTH AMENDMENT]

LENDER:                    WELLS FARGO BANK, N.A.

By:     /s/ Brett Steele
Name: Brett Steele
Title: Vice President

[SIGNATURE PAGE TO PETROQUEST TWELFTH AMENDMENT]

LENDER:                    CAPITAL ONE, NATIONAL ASSOCIATION

By:     /s/ Christopher Kuna
Name: Christopher Kuna
Title: Vice President

[SIGNATURE PAGE TO PETROQUEST TWELFTH AMENDMENT]

LENDER:    IBERIABANK
By:     /s/ W. Bryan Chapman
Name: W. Bryan Chapman
Title: Executive Vice President

[SIGNATURE PAGE TO PETROQUEST TWELFTH AMENDMENT]

LENDER:                    BANK OF AMERICA, N.A.

By:     /s/ Raza Jafferi
Name: Raza Jafferi
Title: Vice President

[SIGNATURE PAGE TO PETROQUEST TWELFTH AMENDMENT]

LENDER:                    THE BANK OF NOVA SCOTIA

By:     /s/ Terry Donovan
Name: Terry Donovan
Title: Managing Director

[SIGNATURE PAGE TO PETROQUEST TWELFTH AMENDMENT]